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                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, dated as of January 1, 2000 (this "Agreement"), by and between Hoenig Group Inc., a Delaware corporation (the "Company"), and Fredric P. Sapirstein (the "Executive").

     WHEREAS, the Executive is employed by the Company as President and Chief Executive Officer of the Company and serves as Chief Executive Officer of Hoenig & Co., Inc., a wholly-owned subsidiary of the Company ("Hoenig").

     WHEREAS, the Company desires to continue to employ the Executive in such capacities, and the Executive desires to continue to be so retained, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, the Company and the Executive agree as follows:

     1. Employment; Duties.

         (a) The Company shall employ the Executive as President and Chief Executive Officer of the Company for the "Employment Period" as defined in
Section 2. The Executive, in his capacity as President and Chief Executive Officer of the Company and Chief Executive Officer of Hoenig, shall have such duties, responsibilities and authority normally incident to such offices, subject to the provisions of the bylaws of the Company and Hoenig, respectively. The precise duties, responsibilities and authority of the Executive may be expanded, limited or modified, from time to time, at the discretion of the Board of Directors of the Company (the "Board"), consistent with the ordinary duties, responsibilities and authority of a President and Chief Executive Officer.

         (b) The Company shall use its best efforts to cause the Executive to be elected to the Board and serve as its Chairman and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire. If requested by the Board, the Executive shall serve as a member of the board of directors of any one or more subsidiaries of the Company.

         (c) During the Employment Period, the Executive shall render his services solely in the performance of his duties and responsibilities hereunder. The Executive agrees that, during the Employment Period, he shall devote his full working time, attention, knowledge and experience and give his best effort, skill and abilities, exclusively to promote the business and interests of the Company and its direct or indirect parents, subsidiaries and affiliates (collectively, the "Affiliates"). The Executive may not serve as an officer or director of, make investments in, or otherwise participate in, any

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other entity without the prior written approval of the Board; provided, however, that the foregoing shall not be deemed to prohibit the Executive from acquiring, directly or indirectly, solely as an investment, not more than two percent (2%) of any class of securities of any corporation having a class of securities registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"),which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market, or investments in non-public entities, in all events consistent with Section 8 and the policies and procedures generally applicable to executives of the Company and its Affiliates; and provided further, that, so long as it does not interfere with the Executive's employment, the Executive may serve as an officer, director or otherwise participate in purely educational, welfare, social, religious and civic organizations.

     2. Employment Term. Executive's employment under this Agreement shall commence on the date hereof and end on December 31, 2001 (the "Initial Period"), unless sooner terminated in accordance with the provisions of Section 4. On the expiration of the Initial Period and on each yearly anniversary thereof, this Agreement shall automatically renew for an additional one-year period (each such one-year period being referred to as a "Renewal Period"), unless sooner terminated in accordance with the provisions of Section 4; provided, however, that no renewal shall occur if the Company or the Executive notifies the other in writing of its intention not to renew this Agreement not less than [three] months prior to such expiration date or anniversary, as the case may be. The period during which Executive is employed under this Agreement, as in effect from time to time, is referred to herein as the "Employment Period".

     3. Compensation and Benefits. The Executive shall be entitled to the following compensation and benefits, in each case subject to applicable statutory withholdings:

         (a) Base Compensation. The Executive shall be paid an aggregate base salary (the "Base Salary") of $400,000 per annum. The Base Salary shall be payable in a manner consistent with the normal payroll practices of the Company in effect from time to time. The Board, in its sole discretion, or at the recommendation of the Compensation and Stock Option Committee of the Board (the "Compensation Committee"), may increase (but not decrease) the Base Salary, at any time.

         (b) Annual Bonus. In addition to the Base Salary, the Executive shall be entitled to receive a discretionary annual bonus for each fiscal year of the Company that ends during the Employment Period (the "Bonus Award") based upon the achievement of annual Company and individual performance goals to be set by the Compensation Committee in consultation with the Executive; provided, however, that in no case shall the Bonus Award for fiscal years ending December 31, 2000 and December 31, 2001 be less than $600,000 (the "Minimum Bonus Award"). The Minimum Bonus Award shall operate as a draw against the Bonus Award otherwise payable. To the extent necessary to avoid the limitation on the federal tax deductibility of the Bonus Award for

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any year under Section 162(m) of the Internal Revenue Code of 1986, as amended
(the "Code"), payment thereof may, at the discretion of the Company, be either
(i) made pursuant to the Company's 1996 Cash Bonus Plan or such other comparable plan adopted by the Company, which plan may be contingent upon approval by the Company's stockholders, or (ii) deferred to the first taxable year of the Company in which the payment would be fully deductible. Except as provided in the preceding sentence, the Bonus Award for a fiscal year shall be payable as soon as practicable after the release of the Company's audited financial statements for such fiscal year. In the case of clause (i) above, such a plan shall conform to the requirements of Section 162(m) of the Code and shall be adopted by the Board prior to, and presented for the approval of stockholders at, a meeting of the Company's stockholders. In the case of clause (ii) above, amounts deferred shall be credited with such interest and on such other terms as the Company and the Executive shall mutually agree.

         (c) Stock Options.

            (1) The Executive shall be granted, as soon as practicable after the execution of this Agreement (the "Grant Date"), a non-qualified stock option (the "Option") with respect to 150,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), under the Company's 1996 Long-Term Stock Incentive Plan (the "1996 Plan") or such other comparable plan in effect at that time. The exercise price per share of Common Stock subject to the Option shall equal one hundred percent (100%) of the Fair Market Value (as defined in the 1996 Plan) of a share of Common Stock on the Grant Date (as defined in the 1996 Plan). Subject to Section 3(c)(2) herein, the Option shall become vested and exercisable with respect to 50,000 shares on each of the first three anniversaries of the Grant Date. The term of the Option shall be ten years.

            (2) Upon the Executive's termination of employment with the Company for any reason, (i) any portion of the Option that is not then vested shall immediately terminate, and (ii) that portion of the Option which was vested at the Date of Termination (as defined herein) shall remain exercisable thereafter for a period of three months, or, if such termination is by reason of death or Disability, for a period of one year; provided, however, that in the event of termination of the Executive's employment by the Company other than for Cause or by Executive for Good Reason, the Option shall become fully vested and exercisable at the Termination Date and shall remain exercisable for three months. If such termination is for Cause, all Options, whether or not vested and exercisable, shall terminate immediately. In no event may any Option be exercised after the tenth anniversary of the date such Option is granted.

            (3) The Option shall be subject to the terms and conditions of the plan or plans pursuant to which it is granted (including acceleration of vesting upon a change in control of the Company) and the availability of options under such plan or plans, and shall be evidenced by an option agreement which shall contain terms not inconsistent with the provisions of this Section 3(c).

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         (d) Benefits. Executive also shall be entitled to participate in the employee and fringe benefit and group insurance programs provided by the Company for its officers and employees generally and in accordance with the terms of the applicable plan documents as they may be revised from time to time. Executive shall be entitled to receive such other benefits as are generally provided to executives of the Company and itsAffiliates. Executive also shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with the business of the Company and its Affiliates in accordance with the Company's policies and procedures.

     4. Termination.

         (a) The Company may, with or without prior notice, terminate the Employment Period with or without Cause, or upon the Executive's Disability. Executive may terminate the Employment Period for Good Reason or upon the Executive's Disability. The Employment Period shall automatically terminate upon the Executive's death and upon expiration of the Initial Period or any Renewal Period, as the case may be, if either party elects not to renew Executive's employment under this Agreement in accordance with Section 2. Except as otherwise provided in this Agreement, Executive's rights and the obligations of the Company hereunder shall cease as of the effective date of the termination of the Executive's employment under this Agreement (the "Termination Date"); provided, however, that Executive shall be entitled to receive (i) any accrued but unpaid Base Salary as of the Termination Date; (ii) any awarded but unpaid Bonus Awards (including any deferred Bonus Awards) as of the Termination Date; and (iii) any amount accrued under Company benefit plans as provided pursuant to the terms of such plans (collectively, the "Accrued Obligations").

         (b) In the event that the Company terminates the Employment Period other than for Cause, or if the Executive terminates the Employment Period for Good Reason, Executive shall be entitled to receive, in addition to the Accrued Obligations, the following payments ("Termination Payments"), in each case subject to applicable statutory withholdings :

            (1) a payment equal to the product of (i) the sum of Executive's Base Salary and Bonus Awards payable (without regard to any deferral) for the three fiscal years ending prior to such termination, divided by three, and (ii) the greater of one or the number of years and/or fraction thereof remaining in the then existing Initial Period or Renewal Period, as the case may be; and

            (2) a Bonus Award equal to the greater of the Bonus Award earned by the Executive for the immediately preceding fiscal year or the Minimum Bonus Award, in either case, multiplied by a fraction, (i) the numerator of which shall be the number of days elapsed in the fiscal year in which the Termination Date occurred, and (ii) the denominator of which shall be 365; provided, however, that there shall be

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deducted from any such Bonus Award the amount of any Bonus Award previously paid to the Executive with respect to such period.

            (3) Payment of the amounts due under Sections 4(b)(1) and 4(b)(2) shall be made in equal monthly installments over such remaining Initial Period or Renewal Period or such one year period, as the case may be.

            (4) In the event of the Executive's death after the Employment Period is terminated other than for Cause or for Good Reason, the Company shall make any Termination Payments which would otherwise have been payable to the Executive if he had lived under this Section 4(b) to Executive's estate or designated beneficiary.

         (c) In the event that the Employment Period is terminated by reason of the Executive's Disability, the Executive shall be entitled to receive, in addition to the Accrued Obligations:

            (1) a payment equal to the product of (i) the sum of Executive's then current Base Salary and the Minimum Bonus Award and (ii) the number of years and/or fraction thereof then remaining in the Initial Period or any Renewal Period, as the case may be, which amount shall be paid in equal monthly installments over such remaining Initial Period or Renewal Period; provided, however, that such installments shall cease upon any employment by the Executive on a full-time basis; and

            (2) Executive shall participate, and the Company shall continue contributions on the Executive's behalf, in all Company-sponsored health and welfare plans on terms no less favorable than as in effect on the Termination Date, which benefits shall continue until the earlier of:

                (A)  one year from the Termination Date;

                (B) the entitlement to coverage of the Executive under a comparable plan provided by a new employer;

                (C)  the death of the Executive; or

                (D) expiration of the Initial Period or Renewal Period, as the case may be.

The cash amounts and benefits set forth in Sections 4(c)(1) and 4(c)(2) are collectively referred to herein as "Disability Benefits."

         (d) In the event that the Employment Period terminates by reason of Executive's death, in addition to the Accrued Obligations, the Company shall pay to the Executive's estate or designated beneficiaries within ninety (90) days after the

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Termination Date, a lump sum equal to the greater of the Minimum Bonus Award or the amount of any Bonus Award (without regard to any deferral) for the fiscal year ending immediately prior to such termination, in either such case, multiplied by a fraction, (i) the numerator of which shall be the number of days elapsed in the fiscal year during which the Termination Date occurred, and (ii) the denominator of which shall be 365 (the "Death Benefit"); provided, however, that there shall be deducted from any such Death Benefit the amount of any Bonus Award previously paid to the Executive with respect to such period.

         (e) A termination of the Executive's employment (i) upon expiration of the Initial Period or any Renewal Period, whether at the Company's option or the Executive's option, or (ii) by reason of the Executive's death or Disability, shall not constitute a termination other than for Cause or for Good Reason under this Agreement.

         (f) As a condition to his entitlement to receive Death or Disability Benefits or Termination Payments, Executive or his estate or designated beneficiary shall (i) have executed and delivered to the Company a waiver and release satisfactory to the Company waiving and releasing all rights and claims against the Company and its Affiliates and their respective officers, agents, directors and employees, and such waiver and release shall have become irrevocable, and (ii) comply with Sections 5 through 9.

         (g) In the event that the Employment Period is terminated for any reason (except by death), Executive agrees that, if at that time he is a director or officer of the Company or any of its Affiliates, he will immediately deliver his written resignation as such director or officer, such resignation to become effective immediately.

         (h)(1) If any of the payments or benefits received or to be received by the Executive in connection with a Change in Control (as defined in the 1996
Plan) or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d) and 14(d) thereof) whose actions result in a Change of Control or any Person affiliated with the Company or any such Person) (all such payments and benefits, excluding the Gross-Up Payment, collectively, the "Total Payments") will be subject to the excise tax imposed under section 4999 of the Code (the "Excise Tax"), the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

         (2) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of

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the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount (as defined in section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and
(iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date on which the Gross-Up Payment is calculated for purposes of this Section, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         (3) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Executive with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

         (i) For purposes of this Agreement:

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            (1) "Cause" shall mean an event where the Executive: (i) commits any act of fraud, willful misconduct or dishonesty in connection with his employment or which materially injures the Company or any of its Affiliates; (ii) breaches
Section 8 or 9, or any other material provision of this Agreement or any material representation, warranty, covenant or condition in this Agreement or any material fiduciary duty to the Company or any of its Affiliates; (iii) fails, refuses or neglects to timely perform any material duty, responsibility or obligation under this Agreement and such failure, refusal or neglect is not cured by the Executive within fifteen (15) days from the date the Company notifies the Executive thereof; (iv) commits a material violation of any material law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to the Company or any of its Affiliates or any general policy or directive of the Company or any of its Affiliates communicated in writing to the Executive; (v) is charged with a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony; (vi) is subject to the occurrence of an event or condition which makes it unlawful for the Executive to perform his duties or responsibilities hereunder, including the issuance of any order, decree, decision or judgment, which remains in effect for eight (8) weeks or more; (vii) gives or accepts undisclosed commissions or other payments in cash or in kind in connection with the affairs of the Company or any of its Affiliates or their respective clients;
(viii) is expelled or suspended in excess of eight (8) weeks, or is subject to an order temporarily (for a period in excess of eight (8) weeks) or permanently enjoining the Executive from the securities, investment management or investment banking business or from acting in the capacity contemplated by this Agreement by the Securities Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD"), any national securities exchange or any self-regulatory agency or governmental authority, state, foreign or federal; or
(ix) fails to obtain or maintain any registration, license or other authorization or approval that the Company or any of its Affiliates in their discretion reasonably believes is required for the Executive to perform his duties and responsibilities hereunder.

            (2) "Good Reason" shall mean (i) the Company changes the Executive's status, title, duties, responsibilities, authority or position as President and Chief Executive Officer of the Company, and such change represents a material reduction in such status, title, duties, responsibilities, authority or position conferred hereunder; (ii) the Executive is not elected to the Board or not elected Chairman of the Board, or does not remain a director of the Board or Chairman of the Board, at any time during the Employment Period while the Company is the ultimate parent of the businesses carried on by the Company and its Affiliates (other than as a result of a resignation by the Executive pursuant to Section 4(c) or otherwise); (iii) the failure of the Company to make a timely grant to the Executive of the stock options described in Section 3(c)(1); or (iv) the Company materially breaches this Agreement. With respect to a termination for Good Reason within the meaning of Section 4(i)(2)(i), (ii),
(iii) or (iv), the Company shall have thirty (30) days after the date the Executive delivers a notice of termination for Good

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Reason to correct the matters constituting Good Reason as specified in the notice of termination or, if not curable within thirty (30) days, shall have thirty (30) days in which to commence correcting the matters constituting Good Reason as specified in the notice of termination and diligently pursue such correction, but in no event shall the period to correct such matters exceed forty-five (45) days after the date of delivery of a notice of termination for Good Reason. Such notice of termination for Good Reason shall include the specific section of this Agreement which was relied upon and the reason that the Company's act or failure to act has given rise to his termination for Good Reason.

            (3) "Disability" shall mean the Executive's inability to perform his duties by reason of mental or physical disability for at least one hundred and twenty (120) consecutive days or any one hundred and twenty (120) days (whether or not consecutive) in any one-hundred eighty (180) consecutive day period. In the event of a dispute as to whether the Executive is disabled within the meaning hereof, either party may from time to time request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, or, failing agreement, a hospital selected in good faith by the Board. The written medical opinion of such doctor shall be conclusive and binding upon the parties as to whether the Executive has become disabled and the date when such disability arose. The cost of any such medical examination shall be borne by the Company.

            5. Trade Secrets. The Executive recognizes that it is in the legitimate business interest of the Company and its Affiliates to restrict his disclosure or use of Trade Secrets and Confidential Information relating to the Company and its Affiliates for any purpose other than in connection with his performance of his duties and responsibilities to the Company and its Affiliates, and to limit any potential appropriation of such Trade Secrets and Confidential Information by the Executive. The Executive therefore agrees that all Trade Secrets and Confidential Information relating to the Company and its Affiliates heretofore or in the future obtained by the Executive shall be considered confidential and the proprietary information of the Company and its Affiliates. During the Employment Period, the Executive shall not use or disclose, or authorize any other person or entity to use or disclose, any Trade Secrets and Confidential Information, other than as necessary to further the business objectives of the Company and its Affiliates in accordance with the terms of his employment hereunder. The term "Trade Secrets and Confidential Information" includes, by way of example and without limitation, matters of a technical nature, "know-how", formulas, secret processes, works of authorship, computer programs (including without limitation documentation of such programs), services, materials, patent applications, new product plans, other plans, technical information, technical improvements, test data, progress reports and research projects, and matters of a business nature of the Company and its Affiliates, such as business plans, prospects, financial information, marketing plans and strategies, proprietary information about costs, profits, markets and sales, lists of customers and suppliers, procurement and promotional information, credit and financial data concerning customers or suppliers, information relating to the management, operation and planning,

                                       10
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plans for future development, and other information of a similar nature to the extent not available to the public. After termination of the Employment Period for any reason, the Executive shall not use or disclose Trade Secrets and Confidential Information.

         6. Company Property; Return of Documents and Property.

         (a) All records, files, documents, computer programs, software, discs and magnetic tape, equipment and similar items relating to the business of, or provided by, the Company or its Affiliates, including but not limited to all correspondence, manuals, letters, notes, notebooks, reports, flow-charts, proposals, documents concerning clients, products, services or processes, and all materials derived therefrom, in each case in whatever medium, (collectively, "Company Property"), which Executive shall prepare or receive from the Company or its Affiliates, shall remain the sole and exclusive property of the Company and its Affiliates.

         (b) Upon the termination of the Employment Period, or at any time upon the request of the Company, the Executive (or his heirs or personal representatives) shall deliver to the Company (1) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or any of its Affiliates, and (2) all Company Property, which is in the possession or under the control of the Executive (or his heirs or personal representatives).

         7. Discoveries and Work. All Discoveries and Works made or conceived by the Executive during his employment by the Company or any of its Affiliates, whether during the Employment Period or prior thereto, jointly or with others, that relate to the present or anticipated activities of the Company or any of its Affiliates, or are used or usable by the Company or any of its Affiliates, shall be owned by the Company and its Affiliates. The term "Discoveries and Works" includes, by way of example but without limitation, Trade Secrets and Confidential Information, patents and patent applications, trademarks and trademark registrations and applications, service marks and service mark registrations and applications, trade names, copyrights and copyright registrations and applications. The Executive shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by, the Company or any of its Affiliates, as the case may be, to evidence or better assure title to Discoveries and Works in the Company or its Affiliates; (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company or any of its Affiliates; (c) assist the Company or any of its Affiliates in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works; and (d) promptly execute, whether during the Employment Period or thereafter, at the Company's expense, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and its Affiliates and to protect the title of the Company and its Affiliates thereto, including but not limited to assignments of such patents and other rights. Any


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Discoveries and Works which, within six (6) months after the termination of the
Employment Period, are made, disclosed, reduced to a tangible or written form or description, or are reduced to practice by the Executive and which pertain to the business carried on or products or services being sold or developed by the Company or any of its Affiliates at the time of such termination shall, as between the Executive and the Company and its Affiliates, be rebuttably presumed to have been made during the Executive's employment by the Company. The Executive acknowledges that all Discoveries and Works shall be deemed "works made for hire" under the Copyright Act of 1976, as amended, 17 U.S.C. (Section)101.

         8. NonCompetition. From and after the date hereof, the Executive shall not, except pursuant to the terms hereof, directly or indirectly, own, manage, operate, join, finance, control or participate in the ownership, management, operation or control of, or be employed or be otherwise connected in any manner with, any business under a name similar to the name of the Company or any of its Affiliates. During the Noncompetition Period, the Executive shall not (except as an officer, director, employee, agent or consultant of the Company or its Affiliates) directly or indirectly, own, manage, operate, join, or have a financial interest in, control or participate in the ownership, management, operation or control of, or be employed as an employee, agent or consultant, or in any other individual or representative capacity whatsoever, or use or permit his name to be used in connection with, or be otherwise connected in any manner with, (i) any business or enterprise engaged (wherever located) in the design, development, manufacture, distribution or sale of any products, or the provision of any services, which the Company or any of its subsidiaries were designing, developing, manufacturing, distributing, selling or providing at any time during the one year immediately preceding the termination of Executive's employment with the Company or (ii) any business which is similar to or competitive with the business carried on or planned by the Company or any of its subsidiaries at any time during the one year immediately preceding the termination of the Executive's employment with the Company, unless the Executive shall have obtained the prior written consent of the Board; provided, however, that the foregoing restriction shall not be construed to prohibit the ownership by the Executive of not more than two percent (2%) of any class of securities of any corporation which is engaged in any of the foregoing businesses, having a class of securities registered pursuant to Section 12(b) or 12(g) of the 1934 Act, which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market; provided further, that such ownership represents a passive investment and that neither the Executive nor any group of persons including the Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business other than exercising his rights as a stockholder or seeks to do any of the foregoing. For purposes of this Agreement, the Noncompetition Period shall mean (i) the Employment Period; (ii) the lesser of one year following termination of the Employment Period or the remaining term of the Initial Period or any Renewal Period, as the case may be, if such termination is by the Company for Cause or by the Executive other than for Good Reason; and (iii) the period during which the Executive is receiving Termination Payments or Disability

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

Benefits. Notwithstanding the foregoing, in the event that the Company terminates the Employment Period other than for Cause, or if the Executive terminates the Employment Period for Good Reason, the Executive may elect at any time after such termination, by ten (10) days' advance written notice to the Company, to be relieved of the provisions of this Section 8 and Section 9(a). On and after such election, the Company shall have no further obligation to make any payments to the Executive pursuant to Section 4, except for such amounts as shall have been accrued prior to the date of such election. Such election shall not effect any of the rights of the Company with respect to any violation of this Section 8 or Section 9 occurring prior to such election.

         9. Non-Solicitation. (a) During the Noncompetition Period, the Executive shall not, directly or indirectly, whether for his own account or for the account of any other individual or entity, solicit or canvas the trade, business or patronage of, or sell any products or services which are the same as or similar to those designed, developed, manufactured, distributed or sold by the Company or any of its subsidiaries to, any individuals or entities that were either customers of the Company or any of its subsidiaries during the twelve
(12) months immediately preceding the termination of the Executive's employment with the Company, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or any of its subsidiaries during the twelve months immediately preceding the Termination Date.

            (b) Executive further agrees that, during the longer of the Noncompetition Period or one-year after termination of employment, he shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual, who was an employee or consultant of the Company or any of its Affiliates at any time during the time that the Executive was employed by the Company or any of its Affiliates, to terminate his or her employment relationship with the Company or any of its Affiliates or to become employed by the Executive or any individual or entity by which Executive is employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or any of its subsidiaries.

         10. Enforcement. (a) The Executive agrees that the remedies at law for any breach or threat of breach by him of any of the provisions of Sections 5 through 9 will be inadequate, and that, in addition to any other remedy to which the Company may be entitled at law or in equity, the Company shall be entitled to a temporary or permanent injunction or injunctions or temporary restraining order or orders to prevent breaches of any of the provisions of Sections 5 through 9 and to enforce specifically the terms and provisions thereof, in each case without the need to post any security or bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing, in addition, any other remedies available to the Company for such breach or threatened breach. A waiver by the Company of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Executive.

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

            (b) It is expressly understood and agreed that although the Company and the Executive consider the restrictions contained in Sections 5 through 9 to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company and its Affiliates, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in such Sections 5 through 9 is an unenforceable restriction on the Executive's activities, the provisions of such Sections 5 through 9 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in Sections 5 through 9 is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of Sections 5 through 9 shall in no respect limit or otherwise affect the Executive's obligations under other agreements with the Company.

         11. Executive's Representations. The Executive represents and warrants to the Company that (a) he is able to perform fully his duties and responsibilities contemplated by this Agreement and (b) there are no restrictions, covenants, agreements or limitations of any kind on his right or ability to enter into and fully perform the terms of this Agreement.

         12. Key Man Life Insurance. During the Employment Period, the Company and any of its Affiliates may at any time apply for insurance on the Executive's life and/or health in such amounts and in such form as the Company or any of its Affiliates may in its sole discretion decide. The Executive shall not have any interest in such insurance, but shall, if the Company or any of its Affiliates requests, submit to such medical examinations, supply such information and execute such documents as may be required in connection with, or so as to enable the Company to obtain, such insurance. The Company's or any of its Affiliates' inability to obtain insurance on the Executive's life and/or health shall not constitute a breach of this Agreement; provided, however, that the Executive has submitted to medical examinations, supplied information, executed documents and otherwise cooperated with the Company and its Affiliates in their efforts to obtain such insurance.

         13. Assignment. The rights and obligations of the parties under this Agreement shall not be assignable by either the Company or the Executive, provided, however, that this Agreement is assignable by the Company to any Affiliate of the Company, to any successor in interest to the business of the Company, or to a purchaser of all or substantially all of the assets of the Company.

         14. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been effectively made or given upon receipt if personally delivered, on the third business day after having been mailed properly addressed in a sealed envelope, postage prepaid by certified or registered mail,

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

or on the first business day after having been delivered by a reputable overnight delivery service. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to:

                           Fredric P. Sapirstein
                           1140 Fifth Avenue
                           New York, NY 10019

and properly addressed to the Company if addressed to:

                           Hoenig Group Inc.
                           Reckson Executive Park
                           4 International Drive
                           Rye Brook, NY 10573
                           Attention:  General Counsel

         15. Severability. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring them within the requirements of the law.

         16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Effect of Termination. Any termination of the Employment Period shall not terminate any provision of this Agreement except as expressly provided herein.

         18. Disputes. Any claim or controversy arising out of or relating to this Agreement, or any breach thereof, or otherwise arising out of or relating to the Executive's employment, compensation and benefits with the Company or the termination thereof, shall be settled by arbitration in New York, New York in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association ("AAA"), or if the AAA refuses to accept and process any such claim or controversy for arbitration, then the rules of procedure established by the Center for Public Resources; provided, however, that the parties agree that (a) the panel of arbitrators shall be prohibited from disregarding, adding to or modifying the terms of this Agreement; (b) the panel of arbitrators shall be required to follow established principles of substantive law and the law governing burdens of proof; (c) only legally protected rights may be enforced in arbitration; (d) the panel of arbitrators shall be without authority to award punitive or exemplary damages; (e) the chairperson of the arbitration panel shall be an attorney licensed to practice law in New York who has experience in similar matters; (f) the panel of arbitrators shall consist solely of arbitrators from the securities industry; and (g) any demand for arbitration made by the Executive must be filed and served, if at all, within 180 days of the occurrence of the act or omission complained of. Any claim or controversy not submitted to arbitration in accordance with this
Section 18 shall be considered waived and, thereafter, no arbitration panel or tribunal or court shall have the power to rule or make any award on any such claim or controversy. The award rendered in any arbitration proceeding held under this Section 18 shall be final and binding, and judgment upon the award may be entered in any court having jurisdiction thereof; provided, however, that the judgment conforms to established principles of law and is supported by substantial record evidence. Notwithstanding the foregoing, either the Company or the Executive may elect not to have this Section 18 apply with respect to matters arising from the provisions of Sections 5 through 9, in which case such matters shall be subject to the enforcement provisions of Section 10.

         19. Miscellaneous; Choice of Law. This Agreement constitutes the entire agreement, and supersedes all prior agreements, of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.



                                         HOENIG GROUP INC.

                                         By:/s/ Alan B. Herzog
                                            ------------------------------------
                                         Its:   Chief Operating Officer
                                            ------------------------------------

EXECUTIVE
   /s/ Fredric P. Sapirstein
------------------------------------
       Fredric P. Sapirstein



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